Exhibit 22.1

List of Guarantor Subsidiaries

CHS/Community Health Systems, Inc. (“CHS”) is the sole issuer of the 6 7⁄8% Senior Notes due 2022 and the 6 1⁄4% Senior Secured Notes due 2023 (collectively, “the Notes”). The following entities are direct and indirect subsidiaries of CHS which guarantee the Notes as of March 31, 2020.

1.	Abilene Hospital, LLC
2.	Abilene Merger, LLC
3.	Affinity Health Systems, LLC
4.	Affinity Hospital, LLC
5.	Berwick Hospital Company, LLC
6.	Biloxi H.M.A., LLC
7.	Birmingham Holdings II, LLC
8.	Birmingham Holdings, LLC
9.	Bluffton Health System LLC
10.	Brandon HMA, LLC
11.	Brownwood Hospital, L.P.
12.	Brownwood Medical Center, LLC
13.	Bullhead City Hospital Corporation
14.	Bullhead City Hospital Investment Corporation
15.	Campbell County HMA, LLC
16.	Carlsbad Medical Center, LLC
17.	Carolinas Holdings, LLC
18.	Carolinas JV Holdings General, LLC
19.	Carolinas JV Holdings II, LLC
20.	Carolinas JV Holdings, L.P.
21.	Central Florida HMA Holdings, LLC
22.	Central States HMA Holdings, LLC
23.	CHS Receivables Funding, LLC
24.	CHS Tennessee Holdings, LLC
25.	CHS Virginia Holdings, LLC
26.	CHSPSC, LLC
27.	Citrus HMA, LLC
28.	Clarksdale HMA, LLC
29.	Clarksville Holdings II, LLC
30.	Clarksville Holdings, LLC
31.	Cleveland Hospital Company, LLC
32.	Cleveland Tennessee Hospital Company, LLC
33.	Clinton HMA, LLC
34.	Cocke County HMA, LLC
35.	Community Health Investment Company, LLC
36.	CP Hospital GP, LLC
37.	CPLP, LLC
38.	Crestwood Healthcare, L.P.
39.	Crestwood Hospital LP, LLC
40.	Crestwood Hospital, LLC
41.	CSMC, LLC
42.	Desert Hospital Holdings, LLC
43.	Detar Hospital, LLC
44.	DHFW Holdings, LLC
45.	Dukes Health System, LLC

46.	Emporia Hospital Corporation
47.	Florida HMA Holdings, LLC
48.	Foley Hospital Corporation
49.	Frankfort Health Partner, Inc.
50.	Franklin Hospital Corporation
51.	Gadsden Regional Medical Center, LLC
52.	Granbury Hospital Corporation
53.	Greenbrier VMC, LLC
54.	GRMC Holdings, LLC
55.	Hallmark Healthcare Company, LLC
56.	Health Management Associates, LLC
57.	Health Management Associates, LP
58.	Health Management General Partner I, LLC
59.	Health Management General Partner, LLC
60.	Hernando HMA, LLC
61.	HMA Hospitals Holdings, LP
62.	HMA Santa Rosa Medical Center, LLC
63.	HMA Services GP, LLC
64.	HMA-TRI Holdings, LLC
65.	Hobbs Medco, LLC
66.	Hospital Management Associates, LLC
67.	Hospital Management Services of Florida, LP
68.	Jackson HMA, LLC
69.	Jefferson County HMA, LLC
70.	Kay County Hospital Corporation
71.	Kay County Oklahoma Hospital Company, LLC
72.	Key West HMA, LLC
73.	Kirksville Hospital Company, LLC
74.	Knox Hospital Company, LLC
75.	Knoxville HMA Holdings, LLC
76.	La Porte Health System, LLC
77.	La Porte Hospital Company, LLC
78.	Laredo Texas Hospital Company, L.P.
79.	Las Cruces Medical Center, LLC
80.	Lea Regional Hospital, LLC
81.	Longview Clinic Operations Company, LLC
82.	Longview Medical Center, L.P.
83.	Longview Merger, LLC
84.	LRH, LLC
85.	Lutheran Health Network of Indiana, LLC
86.	Marshall County HMA, LLC
87.	MCSA, L.L.C.
88.	Medical Center of Brownwood, LLC
89.	Metro Knoxville HMA, LLC
90.	Mississippi HMA Holdings I, LLC
91.	Mississippi HMA Holdings II, LLC
92.	Moberly Hospital Company, LLC
93.	Naples HMA, LLC
94.	Natchez Hospital Company, LLC
95.	Navarro Hospital, L.P.
96.	Navarro Regional, LLC

97.	NC-DSH, LLC
98.	Northwest Arkansas Hospitals, LLC
99.	Northwest Hospital, LLC
100.	NOV Holdings, LLC
101.	NRH, LLC
102.	Oak Hill Hospital Corporation
103.	Oro Valley Hospital, LLC
104.	Palmer-Wasilla Health System, LLC
105.	Poplar Bluff Regional Medical Center, LLC
106.	Port Charlotte HMA, LLC
107.	Punta Gorda HMA, LLC
108.	QHG Georgia Holdings, Inc.
109.	QHG of Bluffton Company, LLC
110.	QHG of Clinton County, Inc.
111.	QHG of Enterprise, Inc.
112.	QHG of Forrest County, Inc.
113.	QHG of Fort Wayne Company, LLC
114.	QHG of Hattiesburg, Inc.
115.	QHG of Springdale, Inc.
116.	Regional Hospital of Longview, LLC
117.	River Oaks Hospital, LLC
118.	River Region Medical Corporation
119.	ROH, LLC
120.	Roswell Hospital Corporation
121.	Ruston Hospital Corporation
122.	Ruston Louisiana Hospital Company, LLC
123.	SACMC, LLC
124.	San Angelo Community Medical Center, LLC
125.	San Angelo Hospital, L.P.
126.	San Angelo Medical, LLC
127.	Scranton Holdings, LLC
128.	Scranton Hospital Company, LLC
129.	Scranton Quincy Holdings, LLC
130.	Scranton Quincy Hospital Company, LLC
131.	Seminole HMA, LLC
132.	Shelbyville Hospital Company, LLC
133.	Siloam Springs Arkansas Hospital Company, LLC
134.	Siloam Springs Holdings, LLC
135.	Southeast HMA Holdings, LLC
136.	Southern Texas Medical Center, LLC
137.	Southwest Florida HMA Holdings, LLC
138.	Statesville HMA, LLC
139. Tennessee HMA Holdings, LP
140.	Tennyson Holdings, LLC
141.	Triad Healthcare, LLC
142.	Triad Holdings III, LLC
143.	Triad Holdings IV, LLC
144.	Triad Holdings V, LLC
145.	Triad Nevada Holdings, LLC
146.	Triad of Alabama, LLC
147.	Triad-ARMC, LLC

148.	Triad-El Dorado, Inc.
149.	Triad-Navarro Regional Hospital Subsidiary, LLC
150. Tullahoma HMA, LLC
151.	Tunkhannock Hospital Company, LLC
152.	Venice HMA, LLC
153.	VHC Medical, LLC
154.	Vicksburg Healthcare, LLC
155.	Victoria Hospital, LLC
156.	Victoria of Texas, L.P.
157.	Virginia Hospital Company, LLC
158.	Warsaw Health System, LLC
159.	Webb Hospital Corporation
160.	Webb Hospital Holdings, LLC
161.	Wesley Health System LLC
162.	WHMC, LLC
163.	Wilkes-Barre Behavioral Hospital Company, LLC
164.	Wilkes-Barre Holdings, LLC
165.	Wilkes-Barre Hospital Company, LLC
166.	Woodland Heights Medical Center, LLC
167.	Woodward Health System, LLC